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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-79373 of NetIQ Corporation on Form S-1 of our report dated May 19, 1999 (July 27, 1999 as to Note 13), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 19, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

July 27, 1999